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                                                                     Exhibit 4.1

                                   RESOLUTIONS

      RESOLVED, that in payment for legal services which the Company is obligated to pay by Ronald J. Palmieri from June 1, 1998 through from July 16, 1999, the Company grants 300,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").

      RESOLVED, that in payment for legal services provided to the Company by Myles J. Tralins from June 12, 1999 through July 19, 1999, the Company grants 75,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").